EXHIBIT 5.1

October 19, 2005

Magellan Midstream Partners, L.P.

One Williams Center

Tulsa, Oklahoma 74172

Re: Form S-3 Registration Statement

Ladies and Gentlemen:

We have acted as counsel to Magellan Midstream Partners, L.P., a Delaware limited partnership (the “Partnership”), with respect to certain legal matters in connection with the preparation of a registration statement on Form S-3 (the “Registration Statement”) to which this opinion is an exhibit. The Registration Statement relates to the offering from time to time, as set forth in the form of prospectus contained therein (the “Prospectus”), of 4,695,652 common units representing limited partner interests in the Partnership (the “Common Units) that may be issued upon conversion of 4,695,652 subordinated units into common units on a one-for-one basis (the “Subordinated Units”), to be offered by the selling unitholder named in the Prospectus (the “Selling Unitholder”) on the terms to be determined at the time of the offering. We have also participated in the preparation of the Prospectus.

In rendering the opinions set forth below, we have examined and relied upon (i) the Registration Statement, including the Prospectus; (ii) the Fourth Amended and Restated Agreement of Limited Partnership of the Partnership (the “Partnership Agreement”) and (iii) such certificates, statutes and other instruments and documents as we consider appropriate for purposes of the opinions hereafter expressed.

In connection with this opinion, we have assumed that (i) the Registration Statement and any amendments thereto (including post-effective amendments) will have become effective; (ii) a Prospectus Supplement will have been prepared and filed with the Securities and Exchange Commission describing the Common Units offered thereby; (iii) the Common Units will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate Prospectus Supplement; and (iv) the Common Units issuable upon conversion of the Subordinated Units being offered will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion.

Based upon and subject to the foregoing, we are of the opinion that:

When (i) the Partnership has taken all necessary action to approve the terms of the offering and related matters, (ii) with respect to the Common Units issuable upon the conversion of the Subordinated Units, the conditions set forth in the Partnership Agreement with respect to such conversion have been met and such Common Units have been issued in accordance with the terms thereof, and (iii) the Common Units have been issued and delivered in accordance with the terms of an applicable definitive purchase, underwriting or similar agreement approved by the Partnership upon payment of the consideration therefore provided for therein, then the Common Units will be validly issued, fully paid (to the extent required under the Partnership Agreement) and nonassessable.

The opinion expressed herein are qualified in the following respects:

A. We have assumed, without independent verification, that the certificates for the Common Units will conform to the specimens thereof examined by us and will have been duly countersigned by a transfer agent and duly registered by a registrar of the Common Units.

B. We have assumed that (i) each document submitted to us for review is accurate and complete, each such document that is an original is authentic, each such document that is a copy conforms to an authentic original and all signatures on each such document are genuine, and (ii) each certificate from governmental officials reviewed by us is accurate, complete and authentic, and all official public records are accurate and complete.

C. This opinion is limited in all respects to federal law of the United States of America and the Delaware Revised Uniform Limited Partnership Act.

We hereby consent to the references to this firm under the caption “Legal Matters” in the Prospectus and to the filing of this opinion as an Exhibit to the Registration Statement. By giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission issued thereunder.

Very truly yours,

/s/ VINSON & ELKINS L.L.P.